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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1, of our report dated March 31, 1996, except for Note 6, as to which the date is July 10, 1996, and Note 15, as to which the date is August 16, 1996, on our audit of the consolidated financial statements and financial statement schedule of Lason, Inc.; of our report dated March 17, 1995, on our audits of the financial statements of Lason Systems, Inc.; of our report dated June 28, 1996, except for Note 6, as to which the date is July 16, 1996, on our audit of the financial statements of Great Lakes Micrographics Corporation; of our report dated July 17, 1996, except for Note 10, as to which the date is August 6, 1996, on our audits of the financial statements of National Reproductions Corporation. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data" and "Experts."


Coopers & Lybrand L.L.P.

Detroit, Michigan
October 8, 1996